Exhibit 23.1
                                                                    ------------


              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-88416) pertaining to the 2002 Omnibus Stock Incentive Plan of Zilog Inc., of our report dated January 26, 2001, with respect to the consolidated financial statements and schedule of Zilog Inc. for the year ended December 31, 2000 included in its Annual Report (Form 10-K) for the year ended December 31, 2002.




San Jose, California
March 27, 2003